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                                                                     EXHIBIT (j)



INDEPENDENT AUDITORS' CONSENT
We consent to the use in this Post-Effective Amendment No. 33 to Registration Statement No. 33-51294 of Van Kampen Series Fund, Inc. on Form N-1A of our reports dated August 8, 2003, appearing in the respective Annual Reports to Shareholders for the year ended June 30, 2003 for the Van Kampen American Value Fund, Van Kampen Asian Equity Fund, Van Kampen Emerging Markets Fund, Van Kampen Emerging Markets Income Fund (formerly known as Van Kampen Worldwide High Income
Fund), Van Kampen Equity Growth Fund, Van Kampen European Value Equity Fund, Van Kampen Focus Equity Fund, Van Kampen Global Equity Allocation Fund, Van Kampen Global Franchise Fund, Van Kampen Global Value Equity Fund, Van Kampen International Magnum Fund, Van Kampen Latin American Fund, Van Kampen Mid Cap Growth Fund and Van Kampen Value Fund, and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information, which is part of such Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in each Prospectus, which is also part of such Registration Statement.

Deloitte & Touche LLP
Chicago, Illinois
October 23, 2003